AMENDMENT TO SECTION 2.08 OF THE VIRTUAL OPEN NETWORK ENVIRONMENT CORPORATION 1996 INCENTIVE STOCK PLAN

      FURTHER   RESOLVED,   that  Section  2.08  of  the  Virtual  Open  Network
Environment Corporation 1996 Incentive Stock Plan be, and it hereby is, amended to read in its entirety as follows:

      COMMITTEE means a committee of the Board as may be appointed, from time to time, by the Board. The Board may, from time to time, appoint members of the Committee in substitution for those members who were previously appointed and may fill vacancies, however caused, in the Committee. The Committee shall be composed of at least two directors of the Company, each of whom is a "non-employee director" as defined in Rule 16b-3, as promulgated by the SEC under the Exchange Act, and an "outside director" within the meaning of Section 162(m). The Committee shall have the power and authority to administer the Plan in accordance with Article III. If, however, at least two of the Company's directors are not both
      "non-employee directors" and "outside directors," the Plan shall be administered by the Board and the term "Committee" as used herein shall mean the Board.